Vertiv Reports 57% Organic Orders Growth, 13% Net Sales Growth and 63% Operating Profit Growth in Second Quarter; Raises Full Year 2024 Outlook
•Second quarter 2024 organic orders up 57% compared to second quarter 2023, and up 37% on a trailing twelve-month basis
•Second quarter 2024 net sales of $1,953 million, 13% higher than second quarter 2023 and organic net sales growth(1) of 14%
•Second quarter 2024 operating profit of $336 million, up 63% from second quarter 2023, and adjusted operating profit(1) of $382 million, up 52% from second quarter 2023
•Adjusted operating margin(1) of 19.6%, up 510 basis points compared to second quarter 2023
•Raising 2024 net sales guidance to $7,665 million at the midpoint, $50 million higher than prior guidance
•Raising 2024 operating profit guidance to $1,256 million at the midpoint and adjusted operating profit to $1,435 million at the midpoint, an anticipated improvement of 36% compared to full year 2023
•Raising 2024 adjusted free cash flow guidance to $875 million at the midpoint, $50 million higher than prior guidance

COLUMBUS, Ohio July 24, 2024 – Vertiv Holdings Co (NYSE: VRT), a global provider of critical digital infrastructure and continuity solutions, today reported financial results for its second quarter ended June 30, 2024. Vertiv reported second quarter 2024 net sales of $1,953 million, an increase of $219 million, or 13%, compared to last year’s second quarter. Organic orders (excluding foreign exchange) increased 57% from last year’s second quarter and the book-to-bill ratio was 1.4x in the second quarter. Orders for the trailing twelve-month period ended June 30, 2024 were up 37% compared to the prior trailing twelve-month period, demonstrating a strong market.
Second quarter 2024 operating profit of $336 million reflects an increase of $130 million and adjusted operating profit of $382 million reflects an increase of $131 million, or 52%, compared to second quarter 2023. Adjusted operating margin expanded 510 basis points to 19.6% in the second quarter 2024 compared to second quarter 2023, driven by benefits from increased volume, favorable price-cost and manufacturing and procurement productivity partially offset by investments in R&D and capacity to support growth.
“Vertiv delivered another strong performance in the second quarter with order growth again exceeding our expectations, rising 57% year-over-year and increasing 10% sequentially over an exceptional first quarter,” said Giordano Albertazzi, Vertiv’s Chief Executive Officer. “We continue to see increased scaling of AI deployment and Vertiv has the capacity in place to seize this pivotal moment while continuing to invest in capacity for the future. Vertiv is the connective tissue between IT and facilities in the data center, and we are just beginning to tap the tremendous potential of our unique position in the industry as we leverage the most complete portfolio of critical digital infrastructure solutions across the entire thermal and power technology spectrum, supported by over 3,750 field service engineers globally to help our customers navigate this increasingly complex environment.”
Dave Cote, Vertiv’s Executive Chairman, added: “Significant demand growth coupled with Vertiv’s unrelenting focus on operational execution to benefit our customers is translating into strong performance across the board with robust cash flow and higher profitability, accelerating progress toward our long-term target of 20%+ adjusted operating margin. These results reflect the strides Gio and his team continue to make in instilling operational excellence and a high-performance culture within the organization. This is providing a strong foundation for continued growth and long-term value creation for our shareholders.”

Adjusted Free Cash Flow(1) and Liquidity
Net cash generated by operating activities in second quarter was $378 million, an increase of $125 million from second quarter 2023 and adjusted free cash flow was $333 million, an increase of $106 million from second quarter 2023. Second quarter 2024 adjusted free cash flow performance was driven by higher adjusted operating profit and improvement in working capital management which were partially offset by a $19 million increase in capital expenditures to support growth.
Liquidity was $1.2 billion and borrowings under our ABL credit facility remained at zero at the end of second quarter 2024. Net leverage at the end of second quarter 2024 was 1.8x, within Vertiv’s target net leverage range of 1.0x to 2.0x. Vertiv’s $2.1 billion term loan was repriced in June 2024, lowering our interest rate by 61 basis points to Term SOFR + 200 basis points, resulting in interest savings of approximately $13 million per year.
Updated Full Year and Third Quarter 2024 Guidance
Vertiv’s industry expertise, advanced technologies, global capacity, scale, technology partnerships and service network are key strengths that are uniquely aligned to the data center market and AI acceleration. We believe Vertiv’s continued focus on operational execution and high-performance culture will support our outlook for 2024, which has been increased for all financial measures.

Third Quarter 2024 Guidance
Net sales	$1,935M - $1,985M
Organic net sales growth(2)	12% - 16%
Adjusted operating profit(1)	$375M - $395M
Adjusted operating margin(2)	19.4% - 19.8%
Adjusted diluted EPS(1)	$0.65 - $0.69

Full Year 2024 Guidance
Net sales	$7,590M - $7,740M
Organic net sales growth(2)	12% - 14%
Adjusted operating profit(1)	$1,410M - $1,460M
Adjusted operating margin(2)	18.5% - 18.9%
Adjusted diluted EPS(1)	$2.47 - $2.53
Adjusted free cash flow(2)	$850M - $900M
(1)    This release contains certain non-GAAP metrics. For reconciliations to the relevant GAAP measures and an explanation of the non-GAAP measures and reasons for their use, please refer to sections of this release entitled “Non-GAAP Financial Measures” and “Reconciliation of GAAP and non-GAAP Financial Measures.”
(2)    This is a forward-looking non-GAAP financial measure that cannot be reconciled for those reasons set forth under “Non-GAAP Financial Measures” of this release.

Second Quarter 2024 Earnings Conference Call
Vertiv’s management team will discuss the Company’s results during a conference call on Wednesday, July 24, starting at 11 a.m. Eastern Time. The call will contain forward-looking statements and other material information regarding Vertiv’s financial and operating results. A webcast of the live conference call will be available for interested parties to listen to by going to the Investor Relations section of the Company’s website at investors.vertiv.com. A slide presentation will be available before the call and will be posted to the website, also at investors.vertiv.com. A replay of the conference call will also be available for 30 days following the webcast.
About Vertiv Holdings Co
Vertiv (NYSE: VRT) brings together hardware, software, analytics and ongoing services to enable its customers’ vital applications to run continuously, perform optimally and grow with their business needs. Vertiv solves the most important challenges facing today’s data centers, communication networks and commercial and industrial facilities with a portfolio of power, cooling and IT infrastructure solutions and services that extends from the cloud to the edge of the network. Headquartered in Westerville, Ohio, USA, Vertiv does business in more than 130 countries. For more information, and for the latest news and content from Vertiv, visit vertiv.com.
Category: Financial News
Non-GAAP Financial Measures
Financial information included in this release has been prepared in accordance with Generally Accepted Accounting Principles (“GAAP”). Vertiv has included certain non-GAAP financial measures in this news release, as indicated above, that may not be directly comparable to other similarly titled measures used by other companies and therefore may not be comparable among companies. These non-GAAP financial measures include organic net sales growth (including on a segment basis), adjusted operating profit, adjusted operating margin, adjusted diluted EPS and adjusted free cash flow, which management believes provides investors with useful supplemental information to evaluate the Company’s ongoing operations and to compare with past and future periods. Management also uses certain non-GAAP measures internally for forecasting, budgeting and measuring its operating performance. These measures should be viewed as supplementing, and not as an alternative or substitute for, the Company's financial results prepared in accordance with GAAP. Pursuant to the requirements of Regulation G, Vertiv has provided reconciliations of non-GAAP financial measures to the most directly comparable GAAP financial measures.
Information reconciling certain forward-looking GAAP measures to non-GAAP measures related to third quarter and full-year 2024 guidance, including organic net sales growth, adjusted free cash flow and adjusted operating margin, is not available without unreasonable effort due to high variability, complexity and uncertainty with respect to forecasting and quantifying certain amounts that are necessary for such reconciliations. For those reasons, we are unable to compute the probable significance of the unavailable information, which could have a potentially unpredictable, and potentially significant, impact on our future GAAP financial results.
See “Reconciliation of GAAP and Non-GAAP Financial Measures” in this release for Vertiv’s reconciliations of non-GAAP financial measures to the most directly comparable GAAP financial measures.
Cautionary Note Concerning Forward-Looking Statements
This news release, and other statements that Vertiv may make in connection therewith, may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to Vertiv’s future financial or business performance, strategies or expectations, and as such are not historical facts. This includes, without limitation, statements regarding Vertiv’s financial position, capital structure, indebtedness, business strategy and plans, and objectives of Vertiv management for future operations, as well as statements regarding growth, anticipated demand for our products and services, and our business prospects during 2024, as well as expected impacts from our pricing actions, and our guidance for third quarter and full year 2024. These statements constitute projections, forecasts and forward-looking statements, and are not guarantees of performance. Vertiv cautions that forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time. Such statements can be identified by the fact that they do not relate strictly to historical or current facts. When used in this news release, words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,”

“predict,” “project,” “should,” “strive,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.
The forward-looking statements contained in this release are based on current expectations and beliefs concerning future developments and their potential effects on Vertiv. There can be no assurance that future developments affecting Vertiv will be those that Vertiv has anticipated. Vertiv undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond Vertiv’s control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. Should one or more of these risks or uncertainties materialize, or should any of the assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. Vertiv has previously disclosed risk factors in its Securities and Exchange Commission (“SEC”) reports, including those set forth in the Vertiv 2023 Annual Report on Form 10-K filed with the SEC on February 23, 2024. These risk factors and those identified elsewhere in this release, among others, could cause actual results to differ materially from historical performance and include, but are not limited to: risks relating to the continued growth of Vertiv’s customers’ markets; disruption of Vertiv’s customers’ orders or Vertiv’s customers’ markets; less favorable contractual terms with large customers; risks associated with governmental contracts; failure to mitigate risks associated with long-term fixed price contracts; competition in the infrastructure technologies industry; failure to obtain performance and other guarantees from financial institutions; failure to realize sales expected from Vertiv’s backlog of orders and contracts; failure to properly manage Vertiv’s supply chain or difficulties with third-party manufacturers; our ability to forecast changes in prices, including due to inflation in material, freight and/or labor costs, and timely implement measures necessary to mitigate the impacts of any such changes; risks associated with our significant backlog, including that the impacts of any measures taken to mitigate inflation will not be reflected in our financial statements immediately; failure to meet or anticipate technology changes; risks associated with information technology disruption or security; risks associated with the implementation and enhancement of information systems; failure to realize the expected benefit from any rationalization, restructuring and improvement efforts; Vertiv’s ability to realize cost savings in connection with Vertiv’s restructuring program; disruption of, or changes in, Vertiv’s independent sales representatives, distributors and original equipment manufacturers; changes to tax law; ongoing tax audits; costs or liabilities associated with product liability; the global scope of Vertiv’s operations; risks associated with Vertiv’s sales and operations in emerging markets; risks associated with future legislation and regulation of Vertiv’s customers’ markets both in the United States and abroad; Vertiv’s ability to comply with various laws and regulations and the costs associated with legal compliance; adverse outcomes to any legal claims and proceedings filed by or against Vertiv; risks associated with current and potential litigation or claims against Vertiv; Vertiv’s ability to protect or enforce its proprietary rights on which its business depends; third party intellectual property infringement claims; liabilities associated with environmental, health and safety matters; failure to achieve environmental, social and governance goals; failure to realize the value of goodwill and intangible assets; exposure to fluctuations in foreign currency exchange rates; exposure to increases in interest rates set by central banking authorities; failure to maintain internal controls over financial reporting; the unpredictability of Vertiv’s future operational results, including the ability to grow and manage growth profitably; potential net losses in future periods; Vertiv’s level of indebtedness and the ability to incur additional indebtedness; Vertiv’s ability to comply with the covenants and restrictions contained in our credit agreements, including restrictive covenants that restrict operational flexibility; Vertiv’s ability to comply with the covenants and restrictions contained in our credit agreements is not fully within our control; Vertiv’s ability to access funding through capital markets; the significant ownership and influence certain stockholders have over Vertiv; resales of Vertiv’s securities may cause volatility in the market price of our securities; Vertiv’s organizational documents contain provisions that may discourage unsolicited takeover proposals; Vertiv’s certificate of incorporation includes a forum selection clause, which could discourage or limit stockholders’ ability to make a claim against it; the ability of Vertiv’s subsidiaries to pay dividends; the ability of Vertiv to grow and manage growth profitably, maintain relationships with customers and suppliers and retain its management and key employees; Vertiv's ability to manage the succession of its key employees; and factors relating to the business, operations and financial performance of Vertiv and its subsidiaries, including: global economic weakness and uncertainty; Vertiv’s ability to attract, train and retain key members of its leadership team and other qualified personnel; the adequacy of Vertiv’s insurance coverage; a failure to benefit from future corporate transactions; risks associated with Vertiv’s limited history of operating as an independent company; and other risks and uncertainties indicated in Vertiv’s SEC reports or documents filed or to be filed with the SEC by Vertiv.

Forward-looking statements included in this news release speak only as of the date of this news release or any earlier date specified for such statements. All subsequent written or oral forward-looking statements attributable to Vertiv or persons acting on Vertiv’s behalf may be qualified in their entirety by this Cautionary Note Concerning Forward-Looking Statements.
For investor inquiries, please contact:
Lynne Maxeiner
Vice President, Global Treasury & Investor Relations
Vertiv
T +1 614-841-6776
E: lynne.maxeiner@vertiv.com

For media inquiries, please contact:
Peter Poulos
FleishmanHillard for Vertiv
T +1 646-284-4991
E: peter.poulos@fleishman.com

Source: Vertiv Holdings Co

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS (LOSS)
Vertiv Holdings Co
(Dollars in millions except for per share data)

	Three months ended June 30, 2024	Three months ended June 30, 2023	Six months ended June 30, 2024	Six months ended June 30, 2023
Net sales
Net sales - products	$1,555.2	$1,360.4	$2,825.5	$2,546.9
Net sales - services	397.6	373.7	766.4	708.3
Net sales	1,952.8	1,734.1	3,591.9	3,255.2
Costs and expenses
Cost of sales - products	981.0	912.9	1,827.3	1,732.4
Cost of sales - services	230.6	227.2	457.0	433.3
Cost of sales	1,211.6	1,140.1	2,284.3	2,165.7
Operating expenses
Selling, general and administrative expenses	363.8	327.6	677.8	636.3
Amortization of intangibles	45.8	45.4	91.8	90.6
Restructuring costs	(2.5)	9.1	(2.2)	22.2
Foreign currency (gain) loss, net	0.2	7.5	3.4	10.6
Other operating expense (income)	(2.1)	(1.4)	(1.8)	(6.3)
Operating profit (loss)	336.0	205.8	538.6	336.1
Interest expense, net	44.8	46.9	83.8	93.7
Loss on extinguishment of debt	1.1	—	1.1	—
Change in fair value of warrant liabilities	25.4	46.0	202.0	41.8
Income (loss) before income taxes	264.7	112.9	251.7	200.6
Income tax expense (benefit)	86.6	29.7	79.5	67.1
Net income (loss)	$178.1	$83.2	$172.2	$133.5

Earnings (loss) per share:
Basic	$0.48	$0.22	$0.46	$0.35
Diluted	$0.46	$0.22	$0.44	$0.35
Weighted-average shares outstanding:
Basic	374,734,093	379,938,365	376,934,638	379,039,072
Diluted	384,488,069	382,351,210	387,001,428	381,116,189

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
Vertiv Holdings Co
(Dollars in millions)

	June 30, 2024	December 31, 2023
ASSETS
Current assets:
Cash and cash equivalents	$579.7	$780.4
Accounts receivable, less allowances of $26.9 and $29.1, respectively	2,218.8	2,118.1
Inventories	1,103.7	884.3
Other current assets	289.2	218.7
Total current assets	4,191.4	4,001.5
Property, plant and equipment, net	571.1	560.1
Other assets:
Goodwill	1,321.9	1,330.3
Other intangible assets, net	1,577.6	1,672.9
Deferred income taxes	160.9	159.8
Right-of-use assets, net	180.0	173.5
Other	105.4	100.4
Total other assets	3,345.8	3,436.9
Total assets	$8,108.3	$7,998.5
LIABILITIES AND EQUITY
Current liabilities:
Current portion of long-term debt	$21.2	$21.8
Current portion of warrant liabilities	397.0	—
Accounts payable	1,098.2	986.4
Deferred revenue	888.8	638.9
Accrued expenses and other liabilities	600.6	611.8
Income taxes	74.0	46.5
Total current liabilities	3,079.8	2,305.4
Long-term debt, net	2,913.7	2,919.1
Deferred income taxes	158.9	159.5
Warrant liabilities	—	195.0
Long-term lease liabilities	149.9	142.6
Other long-term liabilities	268.5	262.0
Total liabilities	6,570.8	5,983.6
Equity
Preferred stock, $0.0001 par value, 5,000,000 shares authorized, none issued and outstanding	—	—
Common stock, $0.0001 par value, 700,000,000 shares authorized, 375,113,127 and 381,788,876 shares issued and outstanding at June 30, 2024 and December 31, 2023, respectively	—	—
Additional paid-in capital	2,141.0	2,711.3
Accumulated deficit	(538.4)	(691.9)
Accumulated other comprehensive (loss) income	(65.1)	(4.5)
Total equity	1,537.5	2,014.9
Total liabilities and equity	$8,108.3	$7,998.5

    UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
Vertiv Holdings Co
(Dollars in millions)

	Three months ended June 30, 2024	Three months ended June 30, 2023	Six months ended June 30, 2024	Six months ended June 30, 2023
Cash flows from operating activities:
Net income (loss)	$178.1	$83.2	$172.2	$133.5
Adjustments to reconcile net income (loss) to net cash provided by (used for) operating activities:
Depreciation	20.1	18.0	39.9	35.7
Amortization	48.3	49.3	97.2	98.2
Deferred income taxes	4.8	(1.8)	(2.8)	1.6
Amortization of debt discount and issuance costs	2.0	2.0	4.1	4.7
Change in fair value of warrant liabilities	25.4	46.0	202.0	41.8
Changes in operating working capital	96.1	51.4	(3.6)	(35.5)
Stock-based compensation	8.5	6.8	17.7	12.3
Other	(4.9)	(1.3)	(10.8)	3.3
Net cash provided by (used for) operating activities	378.4	253.6	515.9	295.6
Cash flows from investing activities:
Capital expenditures	(34.1)	(25.8)	(69.9)	(53.6)
Investments in capitalized software	(10.9)	(0.5)	(11.6)	(2.5)
Proceeds from disposition of property, plant and equipment	—	—	—	12.4
Net cash provided by (used for) investing activities	(45.0)	(26.3)	(81.5)	(43.7)
Cash flows from financing activities:
Borrowings from ABL revolving credit facility and short-term borrowings	80.0	59.5	270.0	159.7
Repayments of ABL revolving credit facility and short-term borrowings	(80.0)	(284.5)	(270.0)	(394.7)
Repayment of long-term debt	(5.3)	(5.5)	(10.6)	(16.4)
Dividend payment	(9.4)	—	(18.7)	—
Repurchase of common stock	—	—	(599.9)	—
Exercise of employee stock options	9.2	7.8	23.6	10.0
Employee taxes paid from shares withheld	(15.0)	(2.4)	(18.0)	(2.5)
Net cash provided by (used for) financing activities	(20.5)	(225.1)	(623.6)	(243.9)
Effect of exchange rate changes on cash and cash equivalents	(5.7)	(2.8)	(11.7)	(1.0)
Increase (decrease) in cash, cash equivalents and restricted cash	307.2	(0.6)	(200.9)	7.0
Beginning cash, cash equivalents and restricted cash	280.5	280.8	788.6	273.2
Ending cash, cash equivalents and restricted cash	$587.7	$280.2	$587.7	$280.2
Changes in operating working capital
Accounts receivable	$(125.0)	$(184.2)	$(115.1)	$(274.3)
Inventories	(117.6)	(17.0)	(224.1)	(96.5)
Other current assets	0.8	154.0	(30.9)	152.8
Accounts payable	120.5	25.7	130.3	(36.6)
Deferred revenue	154.7	17.1	254.7	161.3
Accrued expenses and other liabilities	60.1	44.0	(8.4)	27.5
Income taxes	2.6	11.8	(10.1)	30.3
Total changes in operating working capital	$96.1	$51.4	$(3.6)	$(35.5)

Reconciliation of GAAP and non-GAAP Financial Measures

To supplement this news release, we have included certain non-GAAP financial measures in the format of performance metrics. Management believes these non-GAAP financial measures provide investors with additional meaningful financial information that should be considered when assessing our underlying business performance and trends. Further, management believes these non-GAAP financial measures also enhance investors' ability to compare period-to-period financial results. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, the company's reported results prepared in accordance with GAAP. Our non-GAAP financial measures do not represent a comprehensive basis of accounting. Therefore, our non-GAAP financial measures may not be comparable to similarly titled measures reported by other companies. Reconciliations of each of these non-GAAP financial measures to GAAP information are also included. Management uses these non-GAAP financial measures in making financial, operating, compensation and planning decisions and in evaluating the company's performance. Disclosing these non-GAAP financial measures allows investors and management to view our operating results excluding the impact of items that are not reflective of the underlying operating performance.

Vertiv’s non-GAAP financial measures include:

•Adjusted operating profit (loss), which represents operating profit (loss), adjusted to exclude amortization of intangibles;
•Adjusted operating margin, which represents adjusted operating profit (loss) divided by net sales;
•Organic net sales growth, which represents the change in net sales adjusted to exclude the impacts of foreign currency exchange rate;
•Adjusted free cash flow, which represents net cash provided by (used for) operating activities adjusted to exclude capital expenditures, investments in capitalized software and include proceeds from disposition of PP&E; and
•Adjusted diluted EPS, which represents diluted earnings per share adjusted to exclude amortization of intangibles and change in warranty liability.

Regional Segment Results

	Three months ended June 30,					Six months ended June 30,
	2024	2023	Δ	Δ%	Organic Δ%(2)	2024	2023	Δ	Δ%	Organic Δ%(2)
Net sales (1)
Americas	$1,121.1	$959.4	$161.7	16.9%	17.2%	$2,046.1	$1,821.7	$224.4	12.3%	12.4%
APAC	409.1	395.8	13.3	3.4%	5.7%	741.4	708.8	32.6	4.6%	7.2%
EMEA	422.6	378.9	43.7	11.5%	13.5%	804.4	724.7	79.7	11.0%	11.7%
Total	$1,952.8	$1,734.1	$218.7	12.6%	13.7%	$3,591.9	$3,255.2	$336.7	10.3%	11.1%

Adjusted operating profit (loss)(3)
Americas	$285.1	$191.7	$93.4	48.7%		$472.9	$337.5	$135.4	40.1%
APAC	32.3	38.2	(5.9)	(15.4)%		62.7	54.8	7.9	14.4%
EMEA	109.5	79.9	29.6	37.0%		179.8	126.0	53.8	42.7%
Corporate (4)	(45.1)	(58.6)	13.5	(23.0)%		(85.0)	(91.6)	6.6	(7.2)%
Total	$381.8	$251.2	$130.6	52.0%		$630.4	$426.7	$203.7	47.7%

Adjusted operating margins (5)
Americas	25.4%	20.0%	5.4%			23.1%	18.5%	4.6%
APAC	7.9%	9.7%	(1.8)%			8.5%	7.7%	0.8%
EMEA	25.9%	21.1%	4.8%			22.4%	17.4%	5.0%
Vertiv	19.6%	14.5%	5.1%			17.6%	13.1%	4.5%
(1)Segment net sales are presented excluding intercompany sales.
(2)Organic basis is adjusted to exclude foreign currency exchange rate impact.
(3)Adjusted operating profit (loss) is only adjusted at the Corporate segment. There are no adjustments at the reportable segment level between operating profit (loss) and adjusted operating profit (loss).
(4)Corporate costs consist of headquarters management costs, stock-based compensation, other incentive compensation, asset impairments and costs that support centralized global functions including Finance, Treasury, Risk Management, Strategy & Marketing, and Legal.
(5)Adjusted operating margins calculated as adjusted operating profit (loss) divided by net sales.

Sales by product and service offering

	Three months ended June 30,
	2024	2023	Δ	Δ %
Americas:
Products(1)	$892.1	$751.5	$140.6	18.7%
Services & spares	229.0	207.9	21.1	10.1%
	$1,121.1	$959.4	$161.7	16.9%
Asia Pacific:
Products(1)	$293.1	$285.7	$7.4	2.6%
Services & spares	116.0	110.1	5.9	5.4%
	$409.1	$395.8	$13.3	3.4%
EMEA:
Products(1)	$332.1	$292.7	$39.4	13.5%
Services & spares	90.5	86.2	4.3	5.0%
	$422.6	$378.9	$43.7	11.5%
Total:
Products(1)	$1,517.3	$1,329.9	$187.4	14.1%
Services & spares	435.5	404.2	31.3	7.7%
	$1,952.8	$1,734.1	$218.7	12.6%
(1)Refer to Exhibit 99.2 to Vertiv’s current report on Form 8-K filed on February 21, 2024 for a fiscal year 2023 summary of changes made to conform with the current year presentation of sales by product and service offering.

	Six months ended June 30,
	2024	2023	Δ	Δ %
Americas:
Products(1)	$1,608.2	$1,425.4	$182.8	12.8%
Services & spares	437.9	396.3	41.6	10.5%
	$2,046.1	$1,821.7	$224.4	12.3%
Asia Pacific:
Products(1)	$517.1	$494.6	$22.5	4.5%
Services & spares	224.3	214.2	10.1	4.7%
	$741.4	$708.8	$32.6	4.6%
EMEA:
Products(1)	$629.4	$560.4	$69.0	12.3%
Services & spares	175.0	164.3	10.7	6.5%
	$804.4	$724.7	$79.7	11.0%
Total:
Products(1)	$2,754.7	$2,480.4	$274.3	11.1%
Services & spares	837.2	774.8	62.4	8.1%
	$3,591.9	$3,255.2	$336.7	10.3%
(1)Refer to Exhibit 99.2 to Vertiv’s current report on Form 8-K filed on February 21, 2024 for a fiscal year 2023 summary of changes made to conform with the current year presentation of sales by product and service offering.

Organic growth by product and service offering

	Three months ended June 30, 2024
	Net Sales Δ	FX Δ	Organic growth	Organic Δ %(1)
Americas:
Products(2)	$140.6	$5.9	$146.5	19.5%
Services & spares	21.1	(2.8)	18.3	8.8%
	$161.7	$3.1	$164.8	17.2%
Asia Pacific:
Products(2)	$7.4	$6.9	$14.3	5.0%
Services & spares	5.9	2.2	8.1	7.4%
	$13.3	$9.1	$22.4	5.7%
EMEA:
Products(2)	$39.4	$3.8	$43.2	14.8%
Services & spares	4.3	3.6	7.9	9.2%
	$43.7	$7.4	$51.1	13.5%
Total:
Products(2)	$187.4	$16.6	$204.0	15.3%
Services & spares	31.3	3.0	34.3	8.5%
	$218.7	$19.6	$238.3	13.7%
(1)Organic growth percentage change is calculated as organic growth divided by net sales for the three months ended June 30, 2023.
(2)Refer to Exhibit 99.2 to Vertiv’s current report on Form 8-K filed on February 21, 2024 for a fiscal year 2023 summary of changes made to conform with the current year presentation of sales by product and service offering.

	Six months ended June 30, 2024
	Net Sales Δ	FX Δ	Organic growth	Organic Δ %(1)
Americas:
Products(2)	$182.8	$6.4	$189.2	13.3%
Services & spares	41.6	(4.7)	36.9	9.3%
	$224.4	$1.7	$226.1	12.4%
Asia Pacific:
Products(2)	$22.5	$13.0	$35.5	7.2%
Services & spares	10.1	5.4	15.5	7.2%
	$32.6	$18.4	$51.0	7.2%
EMEA:
Products(2)	$69.0	$(0.9)	$68.1	12.2%
Services & spares	10.7	6.1	16.8	10.2%
	$79.7	$5.2	$84.9	11.7%
Total:
Products(2)	$274.3	$18.5	$292.8	11.8%
Services & spares	62.4	6.8	69.2	8.9%
	$336.7	$25.3	$362.0	11.1%
(1)Organic growth percentage change is calculated as organic growth divided by net sales for the six months ended June 30, 2023.
(2)Refer to Exhibit 99.2 to Vertiv’s current report on Form 8-K filed on February 21, 2024 for a fiscal year 2023 summary of changes made to conform with the current year presentation of sales by product and service offering.

Segment operating profit (loss)

Operating profit (loss)	Three months ended June 30, 2024	Three months ended June 30, 2023	Six months ended June 30, 2024	Six months ended June 30, 2023
Americas	$285.1	$191.7	$472.9	$337.5
Asia Pacific	32.3	38.2	62.7	54.8
EMEA	109.5	79.9	179.8	126.0
Total reportable segments	426.9	309.8	715.4	518.3
Foreign currency gain (loss)	(0.2)	(7.5)	(3.4)	(10.6)
Corporate and other	(44.9)	(51.1)	(81.6)	(81.0)
Total corporate, other and eliminations	(45.1)	(58.6)	(85.0)	(91.6)
Amortization of intangibles	(45.8)	(45.4)	(91.8)	(90.6)
Operating profit (loss)	$336.0	$205.8	$538.6	$336.1

Reconciliation of net cash provided by (used for) operating activities to adjusted free cash flow

	Three months ended June 30, 2024	Three months ended June 30, 2023	Six months ended June 30, 2024	Six months ended June 30, 2023
Net cash provided by (used for) operating activities	$378.4	$253.6	$515.9	$295.6
Capital expenditures	(34.1)	(25.8)	(69.9)	(53.6)
Investments in capitalized software	(10.9)	(0.5)	(11.6)	(2.5)
Proceeds from disposition of PP&E	—	—	—	12.4
Adjusted free cash flow	$333.4	$227.3	$434.4	$251.9
Reconciliation from operating profit (loss) to adjusted operating profit (loss)

	Three months ended June 30, 2024	Three months ended June 30, 2023	Six months ended June 30, 2024	Six months ended June 30, 2023
Operating profit (loss)	$336.0	$205.8	$538.6	$336.1
Amortization of intangibles	45.8	45.4	91.8	90.6
Adjusted operating profit (loss)	$381.8	$251.2	$630.4	$426.7

Reconciliation from operating margin to adjusted operating margin

	Three months ended June 30, 2024	Three months ended June 30, 2023	Δ	Six months ended June 30, 2024	Six months ended June 30, 2023	Δ
Vertiv net sales	$1,952.8	$1,734.1	$218.7	$3,591.9	$3,255.2	$336.7
Vertiv operating profit (loss)	336.0	205.8	130.2	538.6	336.1	202.5
Vertiv operating margin	17.2%	11.9%	5.3%	15.0%	10.3%	4.7%

Amortization of intangibles	$45.8	$45.4	$0.4	$91.8	$90.6	$1.2
Vertiv adjusted operating profit (loss)	381.8	251.2	130.6	630.4	426.7	203.7
Vertiv adjusted operating margin	19.6%	14.5%	5.1%	17.6%	13.1%	4.5%

Reconciliation of Diluted EPS to Adjusted Diluted EPS

Three months ended June 30, 2024
	Operating profit (loss)	Interest expense, net	Loss on extinguishment of debt	Change in warrant liability	Income tax expense (benefit)	Net income (loss)	Diluted EPS (1)
GAAP	$336.0	$44.8	$1.1	$25.4	$86.6	$178.1	$0.46
Amortization of intangibles	45.8	—	—	—	—	45.8	0.12
Change in warrant liability	—	—	—	(25.4)	(9.1)	34.5	0.09
Non-GAAP Adjusted	$381.8	$44.8	$1.1	$—	$77.5	$258.4	$0.67
Diluted Shares (in millions)							384.5
(1)Diluted EPS and adjusted diluted EPS is based on 384.5 million shares (includes 374.7 million basic shares and 9.8 million potential dilutive stock options and restricted stock units). We believe that this presentation is more representative of operating results by removing the impact of warrant liability accounting and the associated impact on diluted EPS.

Three months ended June 30, 2023
	Operating profit (loss)	Interest expense, net	Change in warrant liability	Income tax expense	Net income (loss)	Diluted EPS (1)
GAAP	$205.8	$46.9	$46.0	$29.7	$83.2	$0.22
Amortization of intangibles	45.4	—	—	—	45.4	0.12
Change in warrant liability	—	—	(46.0)	—	46.0	0.12
Non-GAAP Adjusted	$251.2	$46.9	$—	$29.7	$174.6	$0.46
Diluted Shares (in millions)						382.4
(1)Diluted EPS and adjusted diluted EPS based on 382.4 million shares (includes 379.9 million basic shares and 2.4 million potential dilutive stock options and restricted stock units). We believe that this presentation is more representative of operating results by removing the impact of warrant liability accounting and the associated impact on diluted EPS.

Six months ended June 30, 2024
	Operating profit (loss)	Interest expense, net	Loss on extinguishment of debt	Change in warrant liability	Income tax expense (benefit)	Net income (loss)	Diluted EPS (1)
GAAP	$538.6	$83.8	$1.1	$202.0	$79.5	$172.2	$0.44
Amortization of intangibles	91.8	—	—	—	—	91.8	0.24
Change in warrant liability	—	—	—	(202.0)	38.8	163.2	0.42
Non-GAAP Adjusted	$630.4	$83.8	$1.1	$—	$118.3	$427.2	$1.10
Diluted Shares (in millions)							387.0
(1)Diluted EPS and adjusted diluted EPS is based on 387.0 million shares (includes 376.9 million basic shares and 10.1 million potential dilutive stock options and restricted stock units). We believe that this presentation is more representative of operating results by removing the impact of warrant liability accounting and the associated impact on diluted EPS.

Six months ended June 30, 2023
	Operating profit (loss)	Interest expense, net	Change in warrant liability	Income tax expense (benefit)	Net income (loss)	Diluted EPS (1)
GAAP	$336.1	$93.7	$41.8	$67.1	$133.5	$0.35
Amortization of intangibles	90.6	—	—	—	90.6	0.24
Change in warrant liability	—	—	(41.8)	—	41.8	0.11
Non-GAAP Adjusted	$426.7	$93.7	$—	$67.1	$265.9	$0.70
Diluted Shares (in millions)						381.1
(1)Diluted EPS and adjusted diluted EPS based on 381.1 million shares (includes 379.0 million basic shares and 2.1 million potential dilutive stock options and restricted stock units). We believe that this presentation is more representative of operating results by removing the impact of warrant liability accounting and the associated impact on diluted EPS.

Vertiv Holdings Co
2024 Adjusted Guidance
Reconciliation of Diluted EPS to Adjusted Diluted EPS (1)

Third Quarter 2024
	Operating profit (loss)	Interest expense, net	Income tax expense	Net income (loss)	Diluted EPS (2)
GAAP	$341.0	$41.0	$104.0	$196.0	$0.51
Amortization of intangibles	44.0	—	—	44.0	0.11
Change in warrant liability	—	—	(20.0)	20.0	0.05
Non-GAAP Adjusted	$385.0	$41.0	$84.0	$260.0	$0.67
Diluted Shares (in millions)					385.0

Full Year 2024
	Operating profit (loss)	Interest expense, net	Change in warrant liability	Income tax expense	Net income (loss)	Diluted EPS (3)
GAAP	$1,256.0	$165.0	$202.0	$301.0	$588.0	$1.52
Amortization of intangibles	179.0	—	—	—	179.0	0.46
Change in warrant liability	—	—	(202.0)	—	202.0	0.52
Non-GAAP Adjusted	$1,435.0	$165.0	$—	$301.0	$969.0	$2.50
Diluted Shares (in millions)						387.0
(1)Information reconciling certain forward-looking GAAP measures to non-GAAP measures related to FY 2024 guidance, including organic net sales growth, adjusted operating margin and adjusted free cash flow, is not available without unreasonable effort due to high variability, complexity and uncertainty with respect to forecasting and quantifying certain amounts that are necessary for such reconciliations. For the same reasons, we are unable to compute the probable significance of the unavailable information, which could have a potentially unpredictable, and potentially significant, impact on our future GAAP financial results.
(2)Diluted EPS and adjusted diluted EPS based on 385.0 million shares (includes 375.0 million basic shares and a weighted average 10.0 million potential dilutive stock options and restricted stock units).
(3)Diluted EPS and adjusted diluted EPS based on 387.0 million shares (includes 377.0 million basic shares and a weighted average 10.0 million potential dilutive stock options and restricted stock units).